AMENDMENT TO DEED OF TRUST NOTE

         This AMENDMENT TO DEED OF TRUST NOTE ("Amendment") is dated as of March 26, 1998 by and between James Roth, an individual ("Mr. Roth"), and GRC International, Inc., a Delaware corporation ("GRC").

         WHEREAS, James and Marilyn R. Roth (collectively, "Maker") executed a Deed of Trust Note dated as of July 9, 1992 in the principal amount of $230,000 ("Note") to the order of GRC International, Inc., a Delaware corporation, or its successors or assigns ("GRC") or any subsequent holder of the Note ("Payee").

         NOW THEREFORE IT IS HEREBY AGREED, that on July 1, 1998, GRC will forgive one half of the outstanding principal amount of the Note, subject to Mr. Roth's continued compliance with his various agreements through that date. The remaining one half of the Note will then cease to bear interest, and will be forgiven on July 1, 1999, subject to GRC's approval based on Mr. Roth's compliance with his various agreements through that date.


Nothing else is hereby amended.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

ATTEST:                                              GRC INTERNATIONAL, INC.


                                                     By:
---------------------------------                         ----------------------
Thomas E. McCabe                                          Joseph R. Wright, Jr.
Sr. Vice President, General Counsel & Sec'y               Chairman of the Board


WITNESS                                              EMPLOYEE


--------------------------------                     ---------------------------
                                                     James Roth

APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.


--------------------------------
Leslie B. Disharoon
Chairman, Compensation Committee